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                                                                    EXHIBIT 3.11

                               AMENDMENT NO. 1 TO
                             OPERATING AGREEMENT OF
                             VALLEY INDUSTRIES, LLC

          AMENDMENT NO. 1, dated as of April 15, 2003 (the "AMENDMENT"), to the Operating Agreement of Valley Industries, LLC, hereinafter the "COMPANY"), dated as of August 1, 1997 (the "OPERATING AGREEMENT"), and the members set forth on EXHIBIT A thereto (the "MEMBERS"). All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Operating Agreement.

          The undersigned, constituting the Company and the Member holding 100% of the outstanding membership interests of the Company, wish to amend the Operating Agreement to the extent set forth herein.

          1. AMENDMENT. (a) Section 1 - The defined term "Parent" in the Operating Agreement is hereby amended by deleting the definition in its entirety and substituting the following therefore:

                 "PARENT" means CHAAS Acquisitions, LLC, a Delaware limited liability company.

          (b) Section 10(b) of the Operating Agreement is hereby amended by deleting Section 10(b) in its entirety and substituting the following therefore:

               It is the intention of the Members that the Company shall be taxed as a "Check-the-Box Corporation" for federal, state, local and foreign income tax purposes. The members shall take all reasonable, actions, including the amendment of this Agreement and the execution of other documents as may reasonably be required in order for the Company to qualify for and receive "Check-the-Box Corporation" treatment for federal, state, local and foreign income tax purposes.

          (c) Schedule I (Schedule of Members) of the Operating Agreement is hereby amended by deleting the contents of Schedule I in their entirety and substituting the following therefore:

                    CHAAS Acquisitions,  LLC
                    c/o Castle Harlan, Inc.
                    150 East 58th Street
                    37th Floor
                    New York, NY 10155

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          (d)  The Operating Agreement is hereby amended by deleting Sections 7 and 8(a) in their entirety.

          2. EFFECTIVE DATE. This Amendment shall become effective as of the date hereof.

          3. SUCCESSORS; COUNTERPARTS. This Amendment (a) shall be binding as to the executors, administrators, estates, heirs and legal successors of the parties hereto and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

          4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

          5. REMAINING PROVISIONS. Except as amended hereby, the Operating Agreement shall continued in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:                                VALLEY INDUSTRIES, LLC


                                        By:   /s/ Barry Steele
                                            -----------------------
                                        Name:  Barry Steele
                                        Title: Secretary


MEMBER:                                 CHAAS ACQUISITIONS, LLC


                                        By:   /s/ Barry Steele
                                            -----------------------
                                        Name:  Barry Steele
                                        Title: